CONSENT

Reference is hereby made to that certain Fourth Amended and Restated Participation Agreement, dated as of June 27, 2013 (as heretofore amended, the “Participation Agreement”), among Tech Data Corporation, as Lessee, SunTrust Bank, as Lessor, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and SunTrust Equity Funding, LLC, as Agent, which has been acknowledged and agreed to by the Alternative Lessees. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Participation Agreement. The Lessee has requested amendments to certain covenants and other provisions, and certain definitions used therein, set forth in the 2016 Tech Data Credit Agreement, which covenants are included in the Incorporated Covenants. Pursuant to Section 7.3A(a) of the Participation Agreement, the undersigned hereby consent to the amendments to such Incorporated Covenants in substantially the form set forth in the Credit Agreement Amendment No. 1 (as defined below), and agree that, from and after the date of this Consent, all references in the Participation Agreement and the other Operative Agreements to the “Incorporated Covenants” shall mean the Incorporated Covenants as amended as set forth in the Credit Agreement Amendment No. 1. This Consent shall become effective upon the execution hereof by the Agent and the Majority Financing Parties, provided that the Amendment No. 1 to the 2016 Tech Data Credit Agreement in the form attached hereto as Exhibit A (the “Credit Agreement Amendment No. 1”) has been executed and delivered by all parties to the 2016 Tech Data Credit Agreement that are required to so execute and deliver such Credit Agreement Amendment No. 1 to make such Credit Agreement Amendment No. 1 effective.

The Lessee, by its acknowledgement hereof, agrees to pay, or reimburse the Agent for, all out-of-pocket costs and expenses, including, without limitation, reasonable and documented attorneys’ fees, incurred by the Agent in connection with this Consent within thirty (30) days of receipt by the Lessee of an invoice for any such costs. This Consent shall be governed by, and construed and interpreted in accordance with, the laws of the state of Florida, without regard to any otherwise applicable principles of conflict of laws. This Consent may be executed by the parties hereto on separate counterparts, each of which shall constitute an original and all of which together shall constitute an executed original of this Consent; this Consent may be executed by facsimile or electronic copy, each of which shall constitute an original executed copy hereof for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective duly authorized officers as of this 15th day of February, 2017.

[signature pages begin on the following page]

SUNTRUST BANK, as Lessor
By:     /s/ David A. Ernst
Name: David A. Ernst
Title: Vice President

SUNTRUST EQUITY FUNDING, LLC, as Agent
By:     /s/ Allison McLeod
Name: Allison McLeod
Title: Manager

THE BANK OF NOVA SCOTIA, as a Lender
By:     /s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:     /s/ Richard J Ameny Jr.
Name: Richard J Ameny Jr.
Title: Vice President

MERCANTIL COMMERCEBANK, NA, as a Lender
By:
Name:
Title:

BTMU CAPITAL LEASING & FINANCE, INC., as a Lender
By:     /s/ Michael Campbell
Name: Michael Campbell
Title: MD

ACKNOWLEDGED AND AGREED:
TECH DATA CORPORATION, as the Lessee
By:     /s/ Scott W. Walker
Name: Scott W. Walker
Title: Corporate Vice President, Treasurer

Exhibit A

See the Attached

[NEWYORK 3317891_2]

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of February [_], 2017 (this “Amendment”), which amends that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 2, 2016 (as in effect prior to this Amendment, the “Existing Credit Agreement”) by and among Tech Data Corporation, a Florida corporation, as borrower (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), swing line lender and a letter of credit issuer, and the other agents and parties thereto.
W I T N E S S E T H :
WHEREAS, the parties hereto now desire to amend the Existing Credit Agreement to (i) permit certain transactions anticipated to occur in connection with the Kohler Acquisition and (ii) make certain other modifications.
THEREFORE, the parties hereto, constituting the Borrower, the Administrative Agent and the Required Lenders, agree as follows:
SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. Each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Existing Credit Agreement shall, from the Amendment Effective Date, refer to the Existing Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). For the avoidance of doubt, this Amendment shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement and the other Loan Documents.
SECTION 2. Amendments. Effective as of the Amendment Effective Date (as defined below):
(a)    Section 1.01 of the Existing Credit Agreement is hereby amended to add the following defined terms in appropriate alphabetical order:
“Amendment No. 1” means Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement, dated as of February [_], 2017.
“Amendment No. 1 Effective Date” means February [_], 2017, the date of effectiveness of Amendment No. 1.
“Permitted Kohler-Related Transfers” means the transfer by the Borrower or any direct or indirect wholly-owned Subsidiary of the Borrower of the capital stock or other

#89306005v7
[NEWYORK 3317891_2]

equity interests in any direct or indirect Subsidiary of the Borrower to any other direct or indirect wholly-owned Subsidiary of the Borrower, in each case in connection with the Kohler Acquisition or the Kohler Supplemental Acquisition and occurring prior to the date that is 120 days after the Kohler Acquisition Closing Date, that does not directly or indirectly result in the release of any Guarantor from the Facility Guaranty or otherwise cause any Person that would have been required to be or become a Guarantor in respect of this Agreement (as in effect prior to the Amendment No. 1 Effective Date) to no longer be so required to be or become a Guarantor.
“Kohler Supplemental Acquisition” means the acquisition of the “OEM Embedded Business” line of business of Avnet, Inc. related to the integration of multiple original equipment manufacturer technology products pursuant to customer contracts, such as computers and storage, into a single integrated technology platform from Avnet, Inc. on or about the Kohler Acquisition Closing Date; provided, the Borrower and its Subsidiaries shall not pay direct or indirect consideration for the Kohler Supplemental Acquisition (including consideration effected by working capital adjustments) in an aggregate amount in excess of $80,000,000.
(b)    The definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended to add the phrase “or, if applicable, the Kohler Supplemental Acquisition” after the phrase “cash integration and restructuring costs in connection with the Kohler Acquisition Transactions”.
(c)    The definition of “Excluded Subsidiary” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:
“Excluded Subsidiary” means (a) Tech Data Finance SPV, Inc., (b) any Domestic Subsidiary that is a Special Purpose Finance Subsidiary, (c) any Domestic Subsidiary all or substantially all of the assets of which consist of one or more controlled foreign corporations and (d) any Domestic Subsidiary that is a pass-through entity for U.S. federal income tax purposes and is directly or indirectly owned by one or more controlled foreign corporations.
(d)    The definition of Kohler Acquisition Closing Date Borrowing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:
“Kohler Acquisition Closing Date Borrowing” means a Borrowing of Loans in Dollars hereunder on the Kohler Acquisition Closing Date in an aggregate principal amount not exceeding the Kohler Transaction Commitments, the proceeds of which will be used solely to pay (i) a portion of the cash component of the consideration payable in respect of the Kohler Acquisition and, if applicable, the Kohler Supplemental Acquisition and (ii) fees, costs and expenses relating to the Kohler Acquisition and the other Kohler Acquisition Transactions and, if applicable, the Kohler Supplemental Acquisition.
(e)    The introductory sentence of Article VI of the Existing Credit Agreement is hereby amended to replace the phrase “(giving effect to the Kohler Acquisition Transactions)” with the

#89306005v7
[NEWYORK 3317891_2]

phrase “(giving effect to the Kohler Acquisition Transactions and, if applicable, the Kohler Supplemental Acquisition)”.
(f)    Section 8.01(q) of the Existing Credit Agreement is hereby amended to add the phrase “(or, as applicable, the Kohler Supplemental Acquisition)” after the phrase “Kohler Acquisition” in each of clauses (i) and clause (ii) of the proviso thereof.
(g)    Section 8.02(l) of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:
(l)    the Kohler Acquisition, the Kohler Supplemental Acquisition and Investments between or among the Borrower and its direct or indirect wholly-owned Subsidiaries in connection with the consummation of the Kohler Acquisition or the Kohler Supplemental Acquisition and Investments constituting Permitted Kohler-Related Transfers; and
(h)    Section 8.03(h) of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:
(h)     Indebtedness of the Kohler Acquired Business or the business acquired pursuant to the Kohler Supplemental Acquisition or, in either case, any Subsidiaries thereof existing at the time of consummation of the Kohler Acquisition or the Kohler Supplemental Acquisition, as applicable, provided that (i) such Indebtedness was not incurred in contemplation of such Acquisition and (ii) the aggregate principal amount of Indebtedness permitted pursuant to this clause (h) shall not exceed $105,000,000 at any time outstanding;
(i)    Section 8.04 of the Existing Credit Agreement is hereby amended to (i) delete the word “and” appearing as the last word in Section 8.04(d), (ii) replace the period appearing at the end of Section 8.04(e) with “; and” and (iii) add the following clause (f) to the end of such Section 8.04:
(f)    the Borrower and any direct or indirect wholly-owned Subsidiary may engage in transactions constituting Permitted Kohler-Related Transfers.
(j)    Section 8.08 of the Existing Credit Agreement is hereby amended to replace “(x) between or among the Borrower and any Guarantor or between and among any Guarantors or (y) on terms that satisfy Section 482 of the Code and the Treasury Regulations thereunder” with “(x) between or among the Borrower and any Guarantor or between and among any Guarantors, (y) on terms that satisfy Section 482 of the Code and the Treasury Regulations thereunder or (z) constituting Permitted Kohler-Related Transfers”.
(k)    Section 8.12 of the Existing Credit Agreement is hereby amended to replace the phrase “the Kohler Acquisition shall be permitted on the Kohler Acquisition Closing Date” with the phrase “the Kohler Acquisition shall be permitted on the Kohler Acquisition Closing Date and the Kohler Supplemental Acquisition shall be permitted on or about the Kohler Acquisition Closing Date”.

#89306005v7
[NEWYORK 3317891_2]

SECTION 3. Representations of the Borrower. The Borrower represents and warrants that (a) it has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform any obligations under this Amendment and (b) this Amendment has been duly executed and delivered by the Borrower, and it constitutes a legal, valid and binding obligation thereof, enforceable against the Borrower in accordance with its terms.
SECTION 4. Effectiveness of Amendments. This Amendment shall become effective on the date hereof upon receipt by the Administrative Agent of a signed counterpart of this Amendment from each of (x) the Borrower, (y) the Required Lenders and (z) the Administrative Agent (such date, the “Amendment Effective Date”).
SECTION 5. Certain Consequences Of Effectiveness.
(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any Guarantor or any other party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(b)    Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or Amended Credit Agreement on any future occasion.
(c)    By signing this Amendment, the Borrower hereby confirms that (i) the obligations of each of the Loan Parties under the Amended Credit Agreement and the other Loan Documents (as amended hereby) constitute Obligations and are entitled to the benefit of the guarantees set forth in the Facility Guaranty and the benefits set forth in each Loan Document and (ii) the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.
SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by electronic means (including facsimile or “pdf”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof.
[Remainder of Page Intentionally Empty]

#89306005v7
[NEWYORK 3317891_2]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TECH DATA CORPORATION, as Borrower
By:
Name:
Title:

[NEWYORK 3317891_2]

[LENDER], as a Lender
By:
Name:
Title:

[NEWYORK 3317891_2]

Acknowledged: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[NEWYORK 3317891_2]